Exhibit 99.1

GLEACHER & COMPANY REPORTS THIRD QUARTER

2013 FINANCIAL RESULTS

NEW YORK, N.Y., November 8, 2013 — Gleacher & Company, Inc. (Nasdaq: GLCH) today reported a net loss of $17.1 million for the third quarter of 2013 and a loss per share of ($2.77).

Overview

Historically, Gleacher & Company, Inc. (“Gleacher” or the “Company”) operated an investment banking business, predominately fixed-income sales and trading and financial advisory services, through three principal business units:  Investment Banking, MBS & Rates and Credit Products.  The Company also engaged in residential mortgage lending operations through ClearPoint Funding, Inc. (“ClearPoint”).  As of June 30, 2013, these businesses had been discontinued, and the Company currently has no meaningful revenue-producing operating activities.  As of November 7, 2013, the Company had approximately 20 employees.

The Company is evaluating several strategic alternatives in order to preserve and maximize stockholder value.  These include:

•                  pursuing a strategic transaction with a third party, such as a merger or sale of the Company;

•                  reinvesting the Company’s liquid assets into favorable opportunities; and

•                  winding down the Company’s remaining operations and distributing its net assets, after making appropriate reserves, to its stockholders.

As of September 30, 2013, the Company had total assets of approximately $109 million, a majority of which is in cash ($63 million) and other liquid assets.  The Company’s liquidity needs will depend to a large extent on decisions it makes regarding the alternatives described above.  The Company’s available liquidity, which consists primarily of cash, is currently anticipated to be sufficient to meet its ongoing financial obligations for a reasonable period of time.

Not reflected in total assets referenced above are pre-tax federal net operating losses (“NOLs”) of approximately $135 million. The Company has provided a full valuation allowance against these NOLs. In order to realize any value of these NOLs, the Company cannot experience an ownership change as defined by Internal Revenue Code Section 382.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		September 30,	September 30,	September 30,
(In thousands, except for per-share amounts)	2013		2012	2013	2012
	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
Revenue:
Investment gains/(losses), net	$92		$163	$(338)	$156
Fees and other	163		222	495	710
Total revenue	255		385	157	866
Expenses:
Compensation and benefits	2,876	(1)	2,968	7,516	9,149
Professional fees	3,923	(2)	3,196	9,521	8,543
Communications and data processing	280		480	974	1,525
Occupancy, depreciation and amortization	344		481	1,109	1,255
Other	4,176	(3)	928	5,376	2,485
Total non-interest expenses	11,599		8,053	24,496	22,957
Loss from continuing operations before income taxes and discontinued operations	(11,344)		(7,668)	(24,339)	(22,091)
Income tax expense/(benefit)	74		(2,223)	228	22,747
Loss from continuing operations	(11,418)		(5,445)	(24,567)	(44,838)
(Loss)/income from discontinued operations, net of taxes	(5,728	)(4)	2,677	(72,044)	(21,587)
Net loss	$(17,146)		$(2,768)	$(96,611)	$(66,425)

(Loss)/earnings per share:
Basic (loss)/income per share
Continuing operations	$(1.85)		$(0.92)	$(4.03)	$(7.54)
Discontinued operations	(0.92)		0.45	(11.81)	(3.63)
Net loss per share	$(2.77)		$(0.47)	$(15.84)	$(11.17)

Diluted (loss)/income per share
Continuing operations	$(1.85)		$(0.92)	$(4.03)	$(7.54)
Discontinued operations	(0.92)		0.45	(11.81)	(3.63)
Net loss per share	$(2.77)		$(0.47)	$(15.84)	$(11.17)

Weighted average number of shares of common stock:
Basic	6,187		5,935	6,098	5,948
Diluted	6,187		5,935	6,098	5,948

(1)   Includes (i) a charge of approximately $1.4 million incurred in connection with the Company entering into key employee retention agreements with the Company’s General Counsel and Secretary and its Controller and (ii) approximately $0.2 million of fees paid to Capstone Advisory Group LLC (“Capstone”) associated with services provided by Mr. Christopher J. Kearns in connection with his role as the Company’s Chief Restructuring Officer and Chief Executive Officer.

(2)   Includes (i) expense reimbursements to MatlinPatterson of approximately $1.1 million incurred in connection with the preparation, distribution and solicitation of its proxy materials associated with the Company’s 2013 Annual Meeting of Stockholders (evaluated by the Company’s Audit Committee and approved on August 2, 2013) and (ii) approximately $0.7 million of advisory fees paid to Capstone, which excludes the previously mentioned fees classified within compensation expense.

(3)   Includes  a charge of approximately $3.2 million in connection with the settlement of compensation and other claims brought by a former employee.

(4)   Includes restructuring charges of approximately (i) $3.2 million related to the Company terminating the lease for its headquarters at 1290 Avenue of the Americas, New York, New York, (ii) $0.6 million related to terminating third party vendor contracts, (iii) $0.5 million related to the impairment of fixed assets associated with the previously mentioned lease termination and (iv) $0.3 of severance.

Consolidated Statement of Financial Condition (Unaudited)

	September 30,	December 31,
(In thousands, except for share and per-share amounts)	2013	2012
Assets:
Cash and cash equivalents	$63,375	$44,868
Cash and securities segregated for regulatory and other purposes	6,000	13,000
Receivables from
Brokers, dealers and clearing organizations	9,187	12,824
Related parties	1,546	1,474
Other	1,049	12,563
Financial instruments owned, at fair value	883	1,096,181
Investments	17,884	20,478
Office equipment and leasehold improvements, net	186	5,311
Goodwill	—	1,212
Intangible assets	—	5,303
Income taxes receivable	4,387	7,394
Deferred tax assets, net	—	—
Other assets	4,461	9,030
Total Assets	$108,958	$1,229,638
Liabilities and Stockholders’ Equity:
Liabilities
Payables to:
Brokers, dealers and clearing organizations	$—	$638,009
Related parties	1,025	2,944
Other	2,733	2,251
Securities sold under agreements to repurchase	—	159,386
Securities sold, but not yet purchased, at fair value	—	132,730
Secured borrowings, ClearPoint	—	64,908
Accrued compensation	3,003	34,199
Restructuring reserve	4,953	—
Accounts payable and accrued expenses	5,766	9,866
Income taxes payable	3,970	3,755
Subordinated debt	409	595
Total Liabilities	21,859	1,048,643
Stockholders’ Equity
Common stock ($.01 par value; authorized 10,000,000 shares)	1,337	1,337
Additional paid-in capital	456,003	453,938
Deferred compensation	101	124
Accumulated deficit	(360,188)	(263,577)
Treasury stock, at cost	(10,154)	(10,827)
Total Stockholders’ Equity	87,099	180,995
Total Liabilities and Stockholders’ Equity	$108,958	$1,229,638

Common stock (in shares)
Shares issued	6,688,387	6,688,387
Less: Treasury stock	(492,244)	(466,428)
Shares outstanding	6,196,143	6,221,959

Related Party Matter

On October 14, 2013, the Company entered into a sublease with Capstone, which commences on November 15, 2013 and initially provides for monthly base rental payments of approximately $12,000, based upon the Company’s current space needs.  This arrangement provides the Company with flexibility and at a cost that is below other market comparable alternatives.  This sublease was evaluated by the Company’s Audit Committee and approved on October 10, 2013, since this is a related-party transaction.  The sublease continues on a month-to-month basis and provides the Company with the ability to reduce the occupied space upon not less than 30 days notice to Capstone.  Any such reduction would reduce the monthly base rental payments based upon pre-determined rates.

About Gleacher & Company

Gleacher & Company, Inc. (Nasdaq: GLCH) is incorporated under the laws of the State of Delaware.  The Company’s common stock is traded on The NASDAQ Global Market under the symbol “GLCH.”

Forward Looking Statements

This press release contains “forward-looking statements.”  These statements are not historical facts but instead represent the Company’s belief or plans regarding future events, many of which are inherently uncertain and outside of the Company’s control.  The Company often, but not always, identifies forward-looking statements by using words or phrases such as “anticipate,” “estimate,” “plan,” “project,” “target,” “expect,” “continuing,” “ongoing,” “believe” and “intend.”  The Company’s forward-looking statements are based on facts as the Company understands them at the time the Company makes any such statement as well as estimates and judgments based on these facts.  The Company’s forward-looking statements may turn out to be inaccurate for a variety of reasons, many of which are outside of its control.  Factors that could render the Company’s forward-looking statements subsequently inaccurate include the risk that we are unable to preserve or maximize stockholder value through the realization of any of the strategic alternatives being evaluated by the Company and the other risks and factors identified from time to time in the Company’s filings with the Securities and Exchange Commission.  You are cautioned not to place undue reliance on forward-looking statements.  The Company does not undertake to update any of its forward-looking statements.

Source:  Gleacher & Company, Inc.

Gleacher & Company, Inc.

Investor Relations, 212-273-7100